UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2016

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                  Other Events.

Delivery of Default Notice

As previously disclosed, 21st Century Oncology Holdings, Inc. (the “Company”) was unable to file, by the applicable deadline, its Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 10-K). The Company is in the process of finalizing the 2015 10-K. The completion of the process has been delayed as a result of the restatement of prior year financial results.

On May 12, 2016, the Company received notice from Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders (the “Administrative Agent”) under the Credit Agreement, dated April 30, 2015, among the Company’s subsidiary, 21st Century Oncology, Inc. (“21C”), the lenders from time to time party thereto and the Administrative Agent (the “Credit Agreement”), at the direction of the Required Lenders (as defined in the Credit Agreement), that 21C is in default under the Credit Agreement because, among other things, 21C has not timely delivered 2015 audited financial statements to the Administrative Agent. If the Company does not cure the defaults specified within the notice within 30 days, the noncompliance will be deemed an Event of Default under the Credit Agreement. Receipt of the notice of default does not result in an acceleration of any of the Company’s indebtedness.

Should an Event of Default occur under the Credit Agreement and the indebtedness thereunder be accelerated, a cross-default would occur under the Indenture, dated April 30, 2015 (the “Indenture”), among 21C, the guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee of 21C’s 11.00% Senior Notes due 2023 (the “Notes”). Following an Event of Default under the Credit Agreement or Indenture, the lenders under the Credit Agreement or holders of the Notes, as applicable, could accelerate 21C’s indebtedness outstanding under the Credit Agreement or Indenture, as applicable. As of March 31, 2016, 21C had $120 million and $605.4 million outstanding under the revolving portion and term loan portion of the Credit Agreement, respectively, and $360 million outstanding under the Indenture. As of that same date, the Company had approximately $72.4 million of cash and cash equivalents.

Filing of Quarterly Report

Due to the ongoing processes related to the restatement of prior year financial results, the Company will not be able to file its quarterly report on Form 10-Q for the period ended March 31, 2016 by the applicable deadline.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements. Readers of this Current Report on Form 8-K are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this Current Report on Form 8-K. Please refer to the risk factors contained in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: May 16, 2016	By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Chief Financial Officer